Exhibit 99.1

LENSAR Announces Application for Certification of the ALLY™

Adaptive Cataract Treatment System in the EU

ORLANDO, Fla. (September 8, 2022) – LENSAR, Inc. (Nasdaq: LNSR) (“LENSAR” or “the Company”), a global medical technology company focused on advanced femtosecond laser surgical solutions for the treatment of cataracts, today announced the application for certification of the ALLY™ Adaptive Cataract Treatment System (“ALLY” or the “ALLY System”) in the European Union.

“Following the FDA clearance of ALLY in June 2022 and recent U.S. commercial launch, this is another important step in our effort to bring ALLY to cataract surgeons in key global markets. Our mission has always been to create a platform that optimizes the way premium cataract surgeries are performed, and we believe that ALLY addresses all limitations of current competitive technologies.” said Nick Curtis, Chief Executive Officer of LENSAR. “Following successful completion of the certification process, we are prepared to launch ALLY in the EU. This application marks yet another major milestone met for LENSAR in 2022.”

ALLY enables surgeons to complete a femtosecond-laser-assisted cataract surgery (“FLACS”) procedure seamlessly in a single, sterile environment and provide Adaptive Intelligence™ to automatically determine cataract density, optimize fragmentation patterns, and energy settings. The CE Mark, if affixed following successful completion of the certification process, allows for commercialization of ALLY in the European Union. The application for certification in the European Union follows U.S. FDA clearance of ALLY in June 2022. If ALLY is certified and CE marked, LENSAR plans to make the system commercially available to European surgeons through a distributor network, similar to the approach taken for its first-generation LENSAR Laser System.

About LENSAR

LENSAR is a commercial-stage medical device company focused on designing, developing, and marketing advanced systems for the treatment of cataracts and the management of visually significant astigmatism as an integral aspect of the cataract procedure. LENSAR has developed its next-generation ALLY™ Adaptive Cataract Treatment System, its first platform to integrate its proprietary imaging with an optimized femtosecond laser in a compact system. ALLY is designed to transform cataract surgery by utilizing LENSAR’s advanced technologies with the ability to perform the entire procedure in an operating room or in-office surgical suite, delivering operational efficiencies and reduced overhead. ALLY includes LENSAR’s proprietary Streamline® software technology, designed to guide surgeons to achieve better outcomes.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the potential EU regulatory approval and the commercialization of the ALLY™ Adaptive Cataract Treatment System, including in jurisdictions outside the United States. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “may,” “mission,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company’s assets and business include, without limitation, its history of operating losses and ability to generate revenue; its ability to maintain, grow market acceptance of and enhance its LENSAR Laser System and to develop, receive regulatory clearance or certification of and successfully commercialize the ALLY System; the impact of the COVID-19 pandemic and the Company’s ability to grow revenues; the Company’s ability to obtain any additional necessary clearances or approvals for the ALLY System; the willingness of patients to pay the price difference for LENSAR products; its ability to grow a U.S. sales and marketing organization; its ability to meet its future capital needs; the impact of any material disruption to the supply or manufacture of ALLY Systems and its recurring revenue products; the ability of the Company to compete against competitors that have longer operating histories and more established products than the Company; the Company’s ability to address numerous international business risks; and the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, each accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com. All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing LENSAR’s views as of any date subsequent to the date of this press release.

Investor Contacts:
Thomas R. Staab, II, CFO	Lee Roth / Cameron Radinovic
ir.contact@lensar.com	Burns McClellan for LENSAR
lroth@burnsmc.com /
cradinovic@burnsmc.com

Trade Contacts:
Lauren Gyoerkoe, VP Marketing	Levi Hall
lauren.gyoerkoe@lensar.com	L COMMUNICATION for LENSAR
levi@lcommunications.me

Source: LENSAR, Inc.